[GRAPHIC OMITTED]                                          FOR IMMEDIATE RELEASE



Contact:
Press Contact:                                  Investor Contact:
--------------                                  -----------------
          Michael Beckerman                           Gerard H. Sweeney
          Beckerman Public Relations                  Christopher P. Marr
          908-781-6420                                Brandywine Realty Trust
          michael@beckermanpr.com                     610-325-5600
                                                      info@brandywinerealty.com




          Brandywine Realty Trust Announces First Quarter 2004 Earnings

PLYMOUTH MEETING, PA, April 22, 2004 - Brandywine Realty Trust (BDN-NYSE) announced today that net income was $12.5 million for the first quarter of 2004, a decrease of $1.4 million, as compared to $13.9 million for the first quarter of 2003. In accordance with Emerging Issues Task Force ("EITF") Topic D-42, the Company incurred a gain to Earnings Per Share (EPS) for the first quarter of 2004 of $4.5 million associated with the redemption of Series B Preferred Units in February 2004. Fully diluted EPS (which includes the gain of $0.10 per share) was $0.34 for the first quarter of 2004, an increase of $0.04 per share as compared to $0.30 for the first quarter of 2003.

Fully diluted funds from operations (FFO) including a $0.09 per share gain associated with the redemption of the Series B Preferred Units were $34.4 million or $0.72 per share for the first quarter 2004 as compared to $30.1 million or $0.65 per share for the first quarter of 2003.

Excluding this gain related to EITF Topic D-42, FFO for the first quarter of 2004 was $29.9 million or $0.63 per share as compared to $30.1 million or $0.65 per share for the comparable period in 2003.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, "The first quarter was an active one for the Company. We seized the opportunities the strong capital markets afforded us and completed the remaining steps in our balance sheet strengthening program. Raising $120 million of common equity and an additional $56 million of perpetual preferred at pricing levels that are even more attractive when viewed by the standards of today's markets is very satisfying. These activities, when combined with all of the accomplishments of 2003, resulted in both Standard & Poor's and Fitch initiating coverage of the Company with BBB- ratings."

Brandywine Realty Trust Summary Portfolio Performance

o Payout ratio of FFO (excluding redemption gain) was 70.2% for the quarter
o Quarterly rental rate growth on new leases was negative 3.5% on a straight-line basis and negative 11.1% on a cash basis
o Quarterly rental rate growth on renewals was positive 1.6% on a straight-line basis and negative 4.5% on a cash basis
o Quarterly retention rate was 76.4%
o Portfolio was 90.0% occupied and 90.9% leased as of March 31, 2004
o Leases expired or were terminated for approximately 971,000 square feet during the quarter
o Leases were renewed for 742,000 square feet during the quarter and new leases were signed for 121,000 square feet during the quarter

Distributions

On March 25, 2004, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid April 15, 2004 to shareholders of record as of April 6, 2004. The Company also announced its dividend for the first quarter of 2004 was $.46875 per 7.50% Series C Cumulative Redeemable Preferred Shares and $.17413 per 7.375% Series D Cumulative Redeemable Preferred Shares (with such per share amount reflecting the issuance of the Series D Preferred Shares on February 27, 2004) that was paid on April 15, 2004 to holders of record of the Series C and Series D Preferred Shares as of April 5, 2004.

Capital Transactions

On January 12, 2004, the Company consummated a public offering of 2,300,000 Common Shares, plus an over-allotment option of an additional 345,000 Common Shares, with net proceeds to the Company of $69.3 million. Bear, Stearns & Co. Inc. served as the underwriter for this transaction. Proceeds from this offering were used to reduce indebtedness under the Company's revolving credit facility incurred in connection with the Series B Preferred Share redemption and the funding of a property acquisition in Lawrenceville, New Jersey in December 2003.

In February 2004, the Company redeemed all of the outstanding Series B Preferred Units in our operating partnership (the "Series B Preferred Units") for an aggregate price of $93.0 million, together with accrued but unpaid distributions from January 1, 2004. The Series B Preferred Units had an aggregate stated value of $97.5 million and accrued distributions at 7.25% per annum. In accordance with EITF Topic D-42, the Company recorded a gain of $4.5 million related to the redemption, which was included in EPS and FFO per share for the first quarter of 2004.

On February 27, 2004, the Company issued 2,000,000 shares, plus an over-allotment option of 300,000, of Series D Perpetual Preferred Shares with a 7.375% coupon rate for net proceeds of $55.7 million. The Series D Perpetual Preferred Shares may be redeemed, at the Company's option, on or after February 27, 2009, for $25 per share. Wachovia Securities was the book-running manager of the offering with Bear Stearns & Co. Inc. and Raymond James as co-managers. The proceeds from this offering were used to reduce indebtedness under the Company's revolving credit facility including funds used in the redemption of the Series B Preferred Units.

On March 3, 2004, the Company consummated a public offering of 1,600,000 Common Shares, plus an over-allotment option of an additional 240,000 Common Shares, with net proceeds to the Company of $50.8 million. Citigroup served as the underwriter for this transaction. Proceeds from this offering were used to reduce indebtedness under the Company's revolving credit facility incurred in connection with the Series B Preferred Unit redemption.

During the first quarter, the Company sold one industrial property containing 37,000 net rentable square feet and one office property containing 45,000 net rentable square feet for an aggregate of $6.1 million.

2004 Financial Outlook

As a result of economic conditions in the Company's markets, we continue to experience operational challenges that result in difficult earnings visibility. Our expectations for 2004 are based on the following key factors:

o A slight increase in average occupancy from levels achieved in 2003 of 1.0% to 1.5%
o A slight increase in same-store net operating income ranging from 1.0% to
  1.5%
o Operating margins and general and administrative margins consistent with those experienced in 2003

Based on these key assumptions, we expect the second quarter 2004 FFO per share to be $0.62 to $0.63 and EPS to be $0.22 to $0.23 and full year 2004 FFO per share to be $2.60 to $2.65 and EPS to be $1.10 to $1.15. These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and various other assumptions and projections. The estimates may be positively or negatively impacted primarily by the timing and terms of property leases.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company's ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company's tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report for the year ended December 31, 2003. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
---------------------------
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company's view, they are not indicative of the results from the Company's property operations. To facilitate a clear understanding of the Company's historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
-------------------------------------
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

                                              BRANDYWINE REALTY TRUST
                                            CONSOLIDATED BALANCE SHEETS
                              (unaudited, in thousands, except per share information)

                                                                                       March 31,       December 31,
                                                                                         2004              2003
                                                                                      ----------        ----------
                                           ASSETS
Real estate investments:
    Operating properties                                                              $1,907,836        $1,869,744
    Accumulated depreciation                                                            (286,682)         (268,091)
                                                                                      ----------        ----------
                                                                                       1,621,154         1,601,653
    Construction-in-progress                                                              48,300            29,787
    Land held for development                                                             58,086            63,915
                                                                                      ----------        ----------
                                                                                       1,727,540         1,695,355

Cash and cash equivalents                                                                  7,557             8,552
Escrowed cash                                                                             15,500            14,388
Accounts receivable, net                                                                   6,019             5,206
Accrued rent receivable                                                                   28,886            26,652
Investment in marketable securities                                                          377            12,052
Assets held for sale                                                                        -                5,317
Investment in unconsolidated joint ventures, at equity                                    13,282            15,853
Deferred costs, net                                                                       27,509            27,269
Other assets                                                                              40,915            45,132
                                                                                      ----------        ----------

         Total assets                                                                 $1,867,585        $1,855,776
                                                                                      ==========        ==========


                            LIABILITIES AND BENEFICIARIES' EQUITY

Mortgage notes payable                                                                $  452,049        $  462,659
Borrowings under Credit Facility                                                         265,000           305,000
Unsecured term loan                                                                      100,000           100,000
Accounts payable and accrued expenses                                                     24,658            30,290
Distributions payable                                                                     23,014            20,947
Tenant security deposits and deferred rents                                               17,940            16,123
Other liabilities                                                                          4,250            15,360
Liabilities related to assets held for sale                                                -                    52
                                                                                      ----------        ----------
         Total liabilities                                                               886,911           950,431

Minority interest                                                                         36,526           134,357

Beneficiaries' equity:
    Preferred Shares (shares authorized-10,000,000):
      7.25% Series A Preferred Shares, $0.01 par value;
         shares issued and outstanding-750,000 in 2004
         and 2003                                                                              8                 8
      7.50% Series C Preferred Shares, $0.01 par value;
         shares issued and outstanding-2,000,000 in 2004
         and 2003                                                                             20                20
      7.375% Series D Preferred Shares, $0.01 par value;
         shares issued and outstanding-2,300,000 in 2004
         and no shares in 2003                                                                23             -
    Common Shares of beneficial interest,  $0.01 par value;
      shares authorized-100,000,000; issued and
      outstanding-45,663,743 in 2004 and 41,040,710 in 2003                                  455               410
    Additional paid-in capital                                                         1,114,897           936,730
    Share warrants                                                                           401               401
    Cumulative earnings                                                                  321,753           309,343
    Accumulated other comprehensive loss                                                  (1,881)           (2,158)
    Cumulative distributions                                                            (491,528)         (473,766)
                                                                                      ----------        ----------
         Total beneficiaries' equity                                                     944,148           770,988
                                                                                      ----------        ----------

    Total liabilities and beneficiaries' equity                                       $1,867,585        $1,855,776
                                                                                      ==========        ==========

                                                    BRANDYWINE REALTY TRUST
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited, in thousands, except share and per share data)


                                                                                                     Three Months Ended
                                                                                                          March 31,
                                                                                               ------------------------------
                                                                                                  2004               2003
                                                                                               -----------        -----------
Revenue
      Rents                                                                                    $    63,763        $    63,921
      Tenant reimbursements                                                                          8,060              8,593
      Other                                                                                          2,037              2,727
                                                                                               -----------        -----------
           Total revenue                                                                            73,860             75,241

Operating Expenses
      Property operating expenses                                                                   22,333             21,335
      Real estate taxes                                                                              6,948              6,560
      Interest                                                                                      12,104             15,306
      Depreciation and amortization                                                                 15,906             14,698
      Administrative expenses                                                                        3,489              3,514
                                                                                               -----------        -----------
           Total operating expenses                                                                 60,780             61,413
                                                                                               -----------        -----------

Income from continuing operations before equity in income of real estate ventures,
     net gain on sales of interests in real estate and minority interest                            13,080             13,828
Equity in income of real estate ventures                                                               234                158
                                                                                               -----------        -----------
Income from continuing operations before net gain on sales of interests
      in real estate and minority interest                                                          13,314             13,986
Net gain on sales of interests in real estate                                                       -                   1,152
Minority interest attributable to continuing operations                                             (1,254)            (2,315)
                                                                                               -----------        -----------
Income from continuing operations                                                                   12,060             12,823
Discontinued operations:
    Income (loss) from discontinued operations                                                         201                588
    Net gain on disposition of discontinued operations                                                 204                561
    Minority interest                                                                                  (15)               (55)
                                                                                               -----------        -----------
                                                                                                       390              1,094
                                                                                               -----------        -----------
Net Income                                                                                          12,450             13,917
Income allocated to Preferred Shares                                                                (2,018)            (2,976)
Redemption of Preferred Units                                                                        4,500              -
                                                                                               -----------        -----------
Income allocated to Common Shares                                                              $    14,932        $    10,941
                                                                                               ===========        ===========

Earnings per Common Share after discontinued operations:
Basic income per Common Share                                                                  $      0.34        $      0.30
                                                                                               ===========        ===========

Basic weighted-average shares outstanding                                                       44,036,842         35,300,142
                                                                                               ===========        ===========

Diluted income per Common Share                                                                $      0.34        $      0.30
                                                                                               ===========        ===========

Diluted weighted-average shares outstanding                                                     44,361,585         35,369,883
                                                                                               ===========        ===========

                                                    BRANDYWINE REALTY TRUST
                                   FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
                                  (unaudited, in thousands, except share and per share data)


                                                                                                     Three Months Ended
                                                                                                         March 31,
                                                                                               ------------------------------
                                                                                                  2004               2003
                                                                                               -----------        -----------
Reconciliation of Net Income to Funds from Operations (FFO):
Net income                                                                                     $    12,450        $    13,917

Add (deduct):
    Minority interest attributable to continuing operations                                          1,254              2,315
    Net gain on sale of interests in real estate                                                    -                  (1,152)
    Minority interest attributable to discontinued operations                                           15                 55
    Net gain on disposition of discontinued operations                                                (204)              (561)
                                                                                               -----------        -----------

Income before net gains on sales of interests in real estate and minority interest                  13,515             14,574

Add:
    Depreciation:
      Real property                                                                                 13,337             13,388
      Real estate ventures                                                                             749                493
    Amortization of leasing costs                                                                    2,301              1,640
    Redemption of Preferred Shares                                                                   4,500             -
                                                                                               -----------        -----------

Funds from operations (FFO)                                                                    $    34,402        $    30,095
                                                                                               ===========        ===========

FFO, excluding Preferred Share redemption gain (2)                                             $    29,902        $    30,095
                                                                                               ===========        ===========

Number of weighted-average Common Shares                                                        47,706,342         46,626,668
                                                                                               ===========        ===========

FFO per weighted-average Common Share - fully diluted                                          $      0.72        $      0.65
                                                                                               ===========        ===========

FFO per weighted-average Common Share - fully diluted, excluding redemption charge (2)         $      0.63        $      0.65
                                                                                               ===========        ===========

Dividend per Common Share                                                                      $      0.44        $      0.44

Payout ratio of FFO (1)                                                                              61.0%              68.2%

Payout ratio of FFO, excluding redemption gain (1)(2)                                                70.2%              68.2%

EPS per weighted-average Common Share - fully diluted                                          $      0.34        $      0.30


Cash Available for Distribution (CAD):
FFO, excluding redemption gain (2)                                                             $    29,902        $    30,095

Add (deduct):
    Rental income from straight-line rents                                                          (1,925)            (1,484)
    Deferred market rental income                                                                       24                (66)
    Amortization:
      Deferred financing costs                                                                         483                495
      Deferred compensation costs                                                                      553                812
    Impairment loss                                                                                 -                  -
    Second generation capital expenditures (3):
      Building and tenant improvements                                                              (6,685)            (5,317)
      Lease commissions                                                                               (884)            (1,381)
                                                                                               -----------        -----------

Cash available for distribution                                                                $    21,468        $    23,154
                                                                                               ===========        ===========

Number of weighted-average Common Shares                                                        47,706,342         46,626,668
                                                                                               ===========        ===========

Dividend per Common Share                                                                      $      0.44        $      0.44

Cash flows from:
    Operating activities                                                                       $    32,834        $    25,339
    Investing activities                                                                           (18,408)            (6,601)
    Financing activities                                                                           (15,421)           (36,996)

(1) Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2) Represents FFO excluding a gain of $4,500,000 related to Series B Preferred Unit redemption in February 2004.

(3) Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

                             BRANDYWINE REALTY TRUST
                         SAME STORE OPERATIONS - QUARTER
                                   (unaudited)



Of the 229 properties owned by the Company as of March 31, 2004, a total of 222 properties ("Same Store Properties") containing an aggregate of 14.9 million net rentable square feet were owned for the entire three-month periods ended March 31, 2004 and 2003. Average occupancy for the Same Store Properties was 90.6% during the quarter ended March 31, 2004 and 89.8% during the quarter ended March 31, 2003. The following table sets forth revenue and expense information for the Same Store Properties:

                                                                       Three Months Ended
                                                                            March 31,
                                                                      --------------------              Dollar      Percent
                                                                       2004         2003                Change      Change
                                                                      -------      -------              ------      ------
                                                                             (amounts in thousands)
Revenue
      Rents (a)                                                       $60,534      $59,937              $  597         1.0%
      Tenant reimbursements                                             7,726        6,999                 727        10.4%
      Other (b)                                                           274        1,212                (938)      -77.4%
                                                                      -------      -------              ------
           Total revenue                                               68,534       68,148                 386         0.6%

Operating Expenses
      Property operating expenses                                      22,512       21,923                 589         2.7%
      Real estate taxes                                                 6,414        5,922                 492         8.3%
                                                                      -------      -------              ------
           Total property operating expenses                           28,926       27,845               1,081         3.9%
                                                                      -------      -------              ------

Net operating income                                                  $39,608      $40,303              $ (695)       -1.7%
                                                                      =======      =======              ======

    (a) Includes straight-line rental income of $1,356 for 2004 and $1,236 for 2003
    (b) Includes termination fee income of $107 for 2004 and $1,104 for 2003

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

                                                                       Three Months Ended
                                                                           December 31,
                                                                      ---------------------
                                                                       2003          2002
                                                                      -------       -------
                                                                      (amounts in thousands)
Income from continuing operations                                     $12,060       $12,823
Add/(deduct):
    Interest expense                                                   12,104        15,306
    Depreciation and amortization                                      15,906        14,698
    Administrative expenses                                             3,489         3,514
    Equity in income of real estate ventures                             (234)         (158)
    Net gain on sale of interests in real estate                         -           (1,152)
    Minority interest attributable to continuing operations             1,254         2,315
                                                                      -------       -------

           Consolidated net operating income                           44,579        47,346
Less:  Net operating income of non same store properties               (4,971)       (7,043)
                                                                      -------       -------

           Same Store Net Operating Income                            $39,608       $40,303
                                                                      =======       =======

First Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, April 23, 2004 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, May 7, 2004 by calling 1-877-519-4471 - access code 4632079. In addition, the conference call can be accessed via a webcast located on the Company's website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of first quarter earnings. The Supplemental Information package is available through the Company's website @ brandywinerealty.com. The Supplemental Information Package will be found in the "Investor Relations - Financial Reports" section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region's largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 280 office and industrial properties, aggregating
20.3 million square feet.
                                      # # #